STATEMENT APPOINTING DESIGNATED FILER
AND AUTHORIZED SIGNER
	Each Reporting Person hereby authorizes and designates Jeffrey
I. Martin and Peter Kalkanis (each, an "Authorized Signer") to execute and file on behalf of such Reporting Person the Reports with respect to the securities of the Company, including all
Schedules 13D and 13G and Forms 3, 4 and 5, and any amendments thereto, that the Reporting Person may be required to file with the
United States Securities and Exchange Commission as a result of the
Reporting Person's ownership of, or transactions in, securities of the Company.
The authority of the Designated Filer and the Authorized
Signer under this document with respect to each Reporting Person shall continue until such Reporting Person is no longer required to file Forms 3, 4 and 5 or Schedules 13D or 13G with respect to the
Reporting Person's ownership of, or transactions in, securities of the Company, unless earlier revoked in writing.  Each Reporting
Person acknowledges that the Designated Filer and the Authorized
Signer are not assuming any of the Reporting Person's
responsibilities to comply with Section 13(d) or Section 16 of the
Exchange Act.
Date:	11/5/03			RHO VENTURES IV, L.P.
						By:	Rho Management Ventures IV, LLC

						By:	/s/ Joshua Ruch
							Managing Member
Date:	11/5/03			RHO MANAGEMENT VENTURES IV, LLC

						By:	/s/ Joshua Ruch
						Managing Member
Date: 	11/5/03			RHO VENTURES IV (QP), L.P.
						By:	Rho Management Ventures IV, LLC
						General Partner

						By: 	/s/  Joshua Ruch
							Managing Member
Date:	11/5/03			RHO VENTURES IV GmbH & CO.
						BETEILIGUNGS KG
						By:	Rho Capital Partners Verwaltungs
							GmbH, General Partner

						By:	/s/  Joshua Ruch
						Title:	Managing Director

Date:	11/5/03			RHO CAPITAL PARTNERS
						VERWALTUNGS GmbH
						By:	Rho Capital Partners, Inc.

						By:	Joshua Ruch
						Title:	CEO

Date:	11/5/03			RHO MANAGEMENT TRUST II
					By:	Rho Capital Partners, Inc.,
						Investment Advisor

						By:	/s/  Joshua Ruch
						Title:	CEO

Date:	11/5/03			/s/ Joshua Ruch
						Joshua Ruch

Date:	11/5/03			/s/  Habib Kairouz
						Habib Kairouz

Date:	11/5/03			/s/  Mark Leschly
						Mark Leschly